Exhibit 99.1

Silverback Therapeutics Reports First Quarter 2021 Financial Results

SEATTLE – May 13, 2021 – Silverback Therapeutics, Inc. (Nasdaq: SBTX) (“Silverback”), a clinical-stage biopharmaceutical company leveraging its proprietary ImmunoTAC technology platform to develop systemically delivered, tissue targeted therapeutics for the treatment of cancer, chronic viral infections, and other serious diseases, today reported financial results for the first quarter ended March 31, 2021 and provided a business update.

“In our first quarter as a public company, our team continues to execute on Silverback’s mission to bring tissue-targeted therapies to patients in need,” said Laura Shawver, Ph.D., chief executive officer of Silverback. “We are on track to report interim clinical data for SBT6050 in the second half of this year, and we are equally excited about the progress and preclinical data emerging from SBT6290 and SBT8230, highlighting the broad applicability of our ImmunoTAC platform.”

Recent Highlights

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SBT6050 (HER2-TLR8 ImmunoTAC) continues to advance through monotherapy and pembrolizumab combination dose escalation arms of the Phase 1/1b clinical study. Silverback is on track to deliver interim clinical data from the monotherapy dose escalation arm of the study in the second half of 2021.

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GLP toxicology studies have commenced for SBT6290 (Nectin4-TLR8 ImmunoTAC), with an IND submission anticipated in the fourth quarter of 2021. Dosing has been initiated in the GLP toxicology study and GMP manufacturing of the Phase 1 clinical supply is underway. In April 2021, Silverback presented data at the American Association of Cancer Research Annual Meeting 2021. These preclinical data showed that SBT6290 activates human myeloid cells in a Nectin4-dependent manner and that a SBT6290 mouse surrogate confers single agent anti-tumor activity in preclinical studies.

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SBT8230 (ASGR1-TLR8 ImmunoTAC for chronic HBV) continues to advance through preclinical development with CMC activities underway. GLP toxicology studies are expected to commence in the first quarter of 2022.

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Appointed Maria Koehler, M.D., Ph.D. to Board of Directors. In March 2021, Silverback appointed Dr. Koehler, M.D., Ph.D. to its board of directors, bringing more than 20 years of clinical development leadership experience.

First Quarter Financial Results

For the first quarter ended March 31, 2021, Silverback reported a net loss of $18.9 million, compared to a net loss of $5.3 million for the comparable period in 2020. Net loss for the first quarter of 2021 included non-cash stock-based compensation expense of $4.3 million compared to $47,000 for the same period in 2020.

Research and development expenses for the first quarter ended March 31, 2021 were $12.2 million, compared to $4.4 million for the same period in 2020. The increases in the Company’s research and development expenses in 2021 were primarily attributable to the advancement of pipeline programs, including SBT6290 and SBT8230, into preclinical development and the continued development of SBT6050. Silverback also incurred additional personnel-related expenses as operations grew in support of program advances.

General and administrative expenses for the first quarter ended March 31, 2021 were $6.6 million, compared to $0.8 million for the same period in 2020. The increases in general and administrative expenses were primarily attributable to an increase in personnel-related expenses due to increased headcount in 2020, including new executives, as well as increases in salaries, bonuses, and stock-based compensation. The increases in general and administrative expenses were also due to an increase in legal fees, professional fees, and other various general and administrative expenses as we now operate as a public company.

As of March 31, 2021, Silverback reported cash and cash equivalents of $374.2 million, compared to $386.6 million at December 31, 2020, which is expected to fund operating expenses and capital expenditure requirements for at least the next 24 months.

About Silverback Therapeutics

Silverback Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on leveraging its proprietary ImmunoTAC technology platform to develop systemically delivered and tissue targeted therapeutics for the treatment of cancer, chronic viral infections, and other serious diseases. Silverback’s platform enables the strategic pairing of proprietary payloads that modulate key disease modifying pathways with monoclonal antibodies directed at specific disease sites. Initially, Silverback is creating a new class of targeted immuno-oncology agents that direct a TLR8 agonist myeloid cell activator to the tumor microenvironment in solid tumors to promote cancer cell killing. Silverback Therapeutics is located in Seattle, Washington. To learn more, visit www.silverbacktx.com.

Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, Silverback’s plans and ability to bring new treatments to patients in need, the progress and expected timing of Silverback’s drug development programs and clinical trials, the strength of Silverback’s balance sheet and the adequacy of cash on hand. Factors that may cause actual results to differ materially include the risk that compounds that appeared promising in early research or clinical trials do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Silverback may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, risks associated with the impact of the COVID-19 pandemic on our business and the global economy, the risks associated with reliance on outside financing to meet capital requirements, the risks associated with losing key members of management and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties that Silverback faces, please refer to Silverback’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Silverback assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Miguel Arcinas

Silverback Therapeutics

(206) 736-7946

ir@silverbacktx.com

Media Contact:

Jason Spark

Canale Communications

(619) 849-6005

jason.spark@canalecomm.com

Silverback Therapeutics, Inc.

Condensed Balance Sheets

(in thousands, except share and par value data)

	March 31,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$374,205	$386,569
Prepaid expenses and other current assets	4,141	4,087

Total current assets	378,346	390,656
Property and equipment, net	1,603	1,618
Restricted cash	350	350
Right-of-use asset	1,900	2,180

Total assets	$382,199	$394,804

Liabilities, and stockholders’ equity
Current liabilities:
Accounts payable	$4,374	$2,583
Accrued expenses	5,799	5,278
Term loan payable, net	495	844
Current portion of lease liability	927	896

Total current liabilities	11,595	9,601
Lease liability, net of current portion	2,055	2,326

Total liabilities	13,650	11,927

Commitments and contingencies
Stockholders’ equity:
Preferred Stock, $0.0001 par value per share; 10,000,000 shares authorized at March 31, 2021 and December 31, 2020; no shares issued and outstanding at March 31, 2021 and December 31, 2020	—	—
Common stock, $0.0001 par value per share; 200,000,000 shares authorized at March 31, 2021 and December 31, 2020, 34,903,497 and 34,801,537 shares issued, and 34,827,204 and 34,701,274 shares outstanding at March 31, 2021 and December 31, 2020, respectively	3	3
Additional paid-in capital	484,147	479,608
Accumulated deficit	(115,601)	(96,734)

Total stockholders’ equity	368,549	382,877

Total liabilities, and stockholders’ equity	$382,199	$394,804

Silverback Therapeutics, Inc.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Operating expenses:
Research and development	$12,239	$4,414
General and administrative	6,646	828

Total operating expenses	18,885	5,242

Loss from operations	(18,885)	(5,242)
Interest income (expense), net	18	(37)

Net loss and comprehensive loss	$(18,867)	$(5,279)

Net loss per share applicable to common stockholders, basic and diluted	$(0.54)	$(7.89)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	34,773,950	669,033